Exhibit 99.2

Pro Forma Combined Financial Information of Precision Therapeutics Inc

PRECISION THERAPEUTICS INC. UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Pro Forma Condensed Combined Balance Sheet as of June 30, 2018

	Precision Therapeutics(1)	Helomics Holding(2)	Purchase Adjustments	Debt Conversion Adjustments	Note 3	Proforma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$1,004,269	$528,889	$-	$-		$1,533,158
Accounts Receivable	315,327	133,709	-	-		449,036
Notes Receivable	167,512	-	(167,512)	-	(c)	-
Inventories	244,660	38,124	-	-		282,784
Prepaid Expense and other assets	275,476	13,825	-	-		289,301
Total Current Assets	2,007,244	714,547	(167,512)	-		2,554,279

Notes Receivable	1,112,524	-	-	-		1,112,524
Equity Method Investment	581,742		(581,742)	-	(d)	-
Equity Investment		1,243,000	(1,243,000)	-	(d)	-
Fixed Assets, net	184,385	1,799,669	-	-		1,984,054
Intangibles, net	115,139	167,789	-	-		282,928
Goodwill			15,156,985	-	(e)	15,159,985
Total Assets	$4,001,034	$3,925,005	$13,164,731	$-		$21,090,770

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$165,588	$1,661,050	$-	$-		$1,826,638
Accrued Expenses	455,326	701,476	-	-		1,156,802
Cap leases	-	43,051	-	-		43,051
Notes payable	-	167,512	(167,512)	-	(c)	-
Notes payable – Senior Promissory Notes, $7,615,993 face value, plus interest, net of discount	-	5,649,023	-	(5,649,023)	(i)	-
Deferred Revenue	18,342	-	-	-		18,342
Total Current Liabilities	639,256	8,222,112	(167,512)	(5,649,023)		3,044,833

Total Liabilities	639,256	8,222,112	(167,512)	(5,649,023)		3,044,833
Commitments and Contingencies	-	-	-	-		-
Stockholders’ Equity
Series B Convertible Preferred Stock, $.01 par value, 20,000,000 authorized, 79,246 outstanding	792	2,500	(2,500)	-	(j)	792
Common Helomics	-	10,833	(10,833)	-	(j)	-
Common Stock, $.01 par value, 50,000,000 authorized, 23,331,600 outstanding	120,893	-	40,000	88,000	(k)	248,893
Preferred Series D Stock, $0.01 par value, 20,000,000 authorized, 3,500,000 outstanding			35,000		(k)	35,000
Additional paid-in capital	62,138,569	5,249,866	4,983,866	4,593,023	(l)	76,965,324
Accumulated Deficit	(58,898,476)	(9,758,306)	8,484,710	968,000	(m)	(59,204,072)
Accumulated Other Comprehensive income	-	198,000	(198,000)	-		-
Total Stockholders' Equity	3,361,778	(4,297,107)	13,322,243	5,649,023		18,045,937

Total Liabilities and Stockholders' Equity	$4,001,034	$3,925,005	$13,164,731	$-		$21,090,770

(1) Derived from the Precision Therapeutics Inc. unaudited balance sheet as of June 30, 2018.

(2) Derived from the Helomics Holding Corporation unaudited balance sheet as of June 30, 2018.

Pro Forma Condensed Combined Statement of Operations - Six Months Ended June 30, 2018

	Precision(1)	Helomics(2)	Debt Conversion	Note 3	Pro Forma Combined Totals

Revenue	$770,179	$215,055	$-		$985,234
Cost of goods sold	226,314	143,430	-		369,744
Gross margin	543,865	71,625	-		615,490
Expenses
General and administrative expenses	1,945,670	1,725,925	-		3,671,595
Operations expenses	666,496	957,568	-		1,624,064
Sales and marketing expenses	1,104,623	179	-		1,104,802
Total expense	3,716,789	2,683,672	-		6,400,461

Income/loss from operations	(3,172,924)	(2,612,047)	-		(5,784,971)
Interest expense	-	1,917,333	-		1,917,333
Loss on equity method investment	(960,508)	-	960,508	(g)	-
Loss on convertible notes	-	-	-		-
Net loss available to common shareholders	(4,133,432)	(4,529,380)	960,508		(7,702,304)
Other comprehensive gain	-	198,000	-		198,000

Comprehensive loss	$(4,133,432)	$(4,331,380)	$960,508		$(7,504,304)
Loss per common share - basic and diluted	(0.36)				(0.31)

Weighted average shares used in computation - basic and diluted	11,632,221			(b)	23,948,123

(1) Derived from Precision Therapeutics Inc. unaudited statement of operations for the six months ended June 30, 2018

(2) Derived from Helomics Holding Corporation unaudited statement of operations for the six months ended June 30, 2018

Pro Forma Condensed Combined Statement of Operations - Year Ended December 31, 2017

	Precision(1)	Helomics(2)	Purchase Adjustments	Debt Conversion Adjustments	Note 3	Pro Forma Combined Totals
Revenue	$654,836	$1,578,995				$2,233,831
Cost of goods sold	148,045	323,742				471,787
Gross margin	506,791	1,255,253				1,762,044
Expenses
General and administrative expenses	6,041,485	3,854,926	599,062		(f)	10,495,473
Operations expenses	1,207,724	3,402,550				4,610,274
Sales and marketing expenses	1,004,175	8,500				1,012,675
Total expense	8,253,384	7,265,976	599,062			16,118,422

Income/loss from operations	(7,746,593)	(6,010,723)	(599,062)		(f)	(14,356,378)
Gain on settlement of note	-	215,516				215,516
Loss on derivative instrument	-	(1,153,998)
Gain on debt conversion	-	-	-	968,000	(h)	968,000
Net loss available to common shareholders	(7,746,593)	(6,949,205)	(599,062)	968,000		(14,326,860)
Net loss	$(7,746,593)	$(6,949,205)	(599,092)	968,000		$(14,326,860)
Loss per common share - basic and diluted	(1.22)					(0.79)

Weighted average shares used in computation - basic and diluted	6,362,989				(a)	18,093,212

Notes to the Unaudited Pro Forma Condensed Combined Statement of Operations:

(1) Derived from the Precision Therapeutics Inc. audited statement of operations for the year ended December 31, 2017

(2) Derived from the Helomics Holding Corporation audited statement of operations for the year ended December 31, 2017

Footnotes to Pro Forma Condensed Combined Financial Statements

Note 1 – Description of Transaction and Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with GAAP and pursuant to the rules and regulations of SEC Regulation S-X and present the pro forma financial position and results of operations of the combined companies based upon the historical data of Precision Therapeutics Inc. and Helomics Holding Corporation.

For the purposes of the unaudited pro forma combined financial information, the accounting policies of Precision and Helomics are aligned with no significant differences Accordingly, no effect has been provided for the pro forma adjustments described in Note 3, “Pro Forma Adjustments.”

Description of Transaction

On June 28, 2018, Precision Therapeutics Inc. (the “Company”) entered into an agreement and Plan of Merger (the “Merger Agreement”) with Helomics Acquisition, Inc., a wholly-owned subsidiary of the Company (Merger Sub”), and Helomics Holding Corporation (“Helomics”). The Merger Agreement contemplates a forward triangular merger with Merger Sub surviving the merger with Helomics and becoming a wholly-owned operating subsidiary of the Company (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provision of Section 368(a) of the Code.

At the time of the merger, all outstanding shares of Helomics stock not already held by the Company will be converted into the right to receive a proportionate share of 4.0 million shares of common stock of the Company and 3.5 million shares of Series D Convertible Preferred Stock of the Company, (“Merger Shares”), in addition to the 1.1 million shares of the Company’s common stock already issued to Helomics for the Company’s initial 20% ownership in Helomics. Also, 860,000 shares of the merger consideration are to be held in escrow for 18 months to satisfy indemnification claims. Helomics’ management team is expected to remain in their respective leadership positions at Helomics and to manage the existing TumorGenesis operations.

Helomics currently has outstanding $8.8 million in promissory notes and warrants to purchase 23.7 million shares at an exercise price of $1.00 per share of Helomics common stock held by the investors in the notes. Helomics agrees to use commercially reasonable efforts to cause the holder of each such promissory note to enter into an agreement whereby such holder agrees that, effective upon the closing of the Merger, (a) all or a certain portion of the indebtedness evidenced by such promissory note shall be converted into common stock in the Company, (b) all of such holder’s Helomics’ warrants shall be converted into warrants of the Company, and (c) the unconverted portion of said indebtedness shall be converted into a promissory note issued by the Company dated as of the closing of the Merger. The Merger is expressly conditioned on the holders of at least 75% of the $8.8 million in outstanding Helomics promissory notes agreeing to such an exchange (and the parties contemplate that each Helomics warrant will be exchanged for a Company warrant at a ratio of 0.6 Precision warrants for each Helomics warrant, with an exercise price of $1.00 per share. The common stock issuable upon exercise of the Company warrants will be registered in connection with the Merger).

In addition, Helomics has 995,000 warrants held by other parties at an exercise price of $0.01 per share of Helomics common stock. It is contemplated that these warrants will be exchanged at the time of the closing of the Merger for warrants to purchase 597,000 shares of Company common stock at $0.01 per share.

The Merger Agreement also obligates the Company to approve, prior to the closing of the Merger, the grant of stock options exercisable for an aggregate of 900,000 shares of common stock in the Company under the Company’s existing equity plan to the employees and consultants of Helomics designated by Helomics, according to the allocation determined by Helomics in good faith consultation with the Company.

Completion of the Merger is also subject to (i) customary closing conditions including the approval of the merger by the stockholders of both companies, (ii) certain materiality-based exceptions, (iii) the accuracy of the representations and warranties made by, and the compliance or performance of the obligations of, each of the Company and Helomics set forth in the Merger Agreement, (iv) satisfactory results of the Company’s due diligence of Helomics, and (v) satisfactory results of Helomics’ due diligence of the Company.

The Merger likewise contains customary representations, warranties and covenants, including covenants obligating each of the Company and Helomics to continue to conduct their respective businesses in the ordinary course, and to provide reasonable access to each other’s information. Finally, the Merger Agreement contains certain termination rights in favor of each of the Company and Helomics.

Basis of Presentation

Management has preliminarily concluded that the transaction represents a business combination pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations. Management has not yet completed an external valuation analysis of the fair market value of Helomics assets to be acquired and liabilities to be assumed. Using the estimated total consideration for the transaction, management has estimated the allocations to such assets and liabilities. The preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet. The final purchase price allocation will be determined when management has determined the final consideration and completed the detailed valuations and other studies and necessary calculations. The final purchase price allocation could differ materially from the preliminary purchase price allocation used to prepare the pro forma adjustments. The final purchase price allocation may include: (i) changes in allocation to intangible assets and bargain purchase price gain or goodwill based on the results of certain valuations and other studies that have yet to be completed, (ii) other changes to assets and liabilities and (iii) changes to the ultimate purchase consideration.

Note 2 – Preliminary Purchase Price Allocations

Management has performed a preliminary valuation analysis of the fair market value of Helomics assets and liabilities. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

Cash and cash equivalents	$528,869
Accounts receivable	133,709
Inventories	38,124
Prepaid expense and other assets	13,825
Fixed Assets	1,799,669
Intangibles, net	167,789
Accounts payable	(1,661,051)
Accrued expenses	(701,476)
Capital leases	(43,051)
Interest on notes	(1,142,399)
Convertible notes	(7,615,993)
Goodwill	15,156,985 (i)
Total consideration	$6,675,000 (j)

(i)To reflect the goodwill recognized as a result of the transaction.

(j)Consideration of $6,675,000 represents the market value ($0.89 per share as of October 15, 2018) on approximately 4.0 million shares of Precision common stock and 3.5 million shares of Precision Series D Convertible Preferred Stock.

The allocation of the estimated purchase price is preliminary because the proposed Merger has not yet been completed. The purchase price allocation will remain preliminary until management determines the fair values of assets acquired and liabilities assumed. The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Merger and will be based on the fair values of the assets acquired and liabilities assumed as of the Merger closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Helomics based on their estimated fair values as of the transaction closing date. The excess of the acquisition consideration paid over the estimated fair values of net assets acquired will be recorded as goodwill in the condensed combined balance sheet.

The following table illustrates the effect of change in Precision common stock price and the resulting impact on the estimated total purchase price and estimated goodwill.

Change in Stock Price	Stock Price	Estimated Purchase Price	Estimated Goodwill
Increase by 10%	$0.98	7,342,500	15,824,485

Decrease by 10%	$0.80	6,007,500	14,489,485

Increase by 20%	$1.07	8,010,000	16,491,985

Decrease by 20%	$0.71	5,340,000	13,821,985

Increase by 30%	$1.16	8,677,500	17,159,485

Decrease by 30%	$0.62	4,672,500	13,154,485

Increase by 50%	$1.34	10,012,500	18,494,485

Decrease by 50%	$0.45	3,337,500	11,819,485

Note 3 – Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information.

(a)	Represents the weighted average shares of common stock for the December 31, 2017 condensed combined statement of operations calculated by (a) taking the actual weighted average common stock basic and diluted as of that date divided by the actual common stock outstanding as of that date; then, (b) the newly acquired shares of common stock are added to the existing common shares outstanding for the pro forma combined total of outstanding common shares. The sum of the new shares in (b) is multiplied by the ratio determined from the original calculation in (a) for estimated weighted average shares in the pro forma.
(b)	Represents the weighted average shares of common stock for the June 30, 2018 condensed combined statement of operations calculated by (a) taking the actual weighted average common stock basic and diluted as of that date divided by the actual common stock outstanding as of that date; then, (b) the newly acquired shares of common stock are added to the existing common shares outstanding for the pro forma combined total of outstanding common shares. The sum of the new shares in (b) is multiplied by the ratio determined from the original calculation in (a) for estimated weighted average shares in the pro forma.
(c)	Assumes the elimination of the note payable due from Helomics to the Company as of June 30, 2018.
(d)	Represents the elimination of the Company's previously held equity method investment in Helomics, as well as Helomics' previously held interest in the Company.
(e)	Represents the calculation of goodwill (Refer to Note 2 for discussion of Goodwill).
(f)	Represents the valuation of the 900,000 employee stock options issued for the Helomics employees on completion of the merger.
(g)	Represents the elimination of the equity method investment loss in 2018 since the Merger is considered completed as of January 1, 2017 for pro forma purposes.
(h)	Represents the gain on debt conversion for the Precision common shares and warrants issued to the noteholders at $0.89, which is under the $1.00 deal price.
(i)	Reflects conversion of the outstanding Helomics convertible notes through issuance of Precision common stock and warrants to purchase common stock to the convertible note holders, concurrent with the merger transaction.
(j)	Reflects elimination of historical Helomics equity balances.
(k)	Represents issuance 4 million shares of Precision common stock and 3.5 million shares of Precision Series D preferred stock to Helomics common stockholders as merger consideration, as well as issuance of $8.8 million shares of Precision common stock to holders of Helomics convertible notes, concurrent with the merger transaction.
(l)	Purchase adjustments: represents elimination of historical Helomics paid-in capital, offset by issuance of Precision common and preferred shares as merger consideration, as well as stock options issued to Helomics employees concurrent with the merger transaction. Debt conversion adjustments: represents issuance of Precision common stock to holders of Helomics’ convertible notes, concurrent with the merger transaction.
(m)	Purchase adjustments: represents elimination of historical Helomics accumulated deficit, offset by compensation expense for stock options issued to Helomics employees concurrent with the merger transaction. Debt conversion adjustments: represents gain on conversion of Helomics convertible notes into Precision common shares, concurrent with the merger transaction.